Exhibit 4.5

NUMBER	RIGHTS

CLEAN EARTH ACQUISITIONS CORP.

A DELAWARE CORPORATION

Form of

RIGHTS CERTIFICATE

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP ______

This Rights Certificate certifies that             , or registered assigns, is the registered holder of a right or rights (the “Right”) to automatically receive one-tenth of one share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of CLEAN EARTH ACQUISITIONS CORP. (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial business combination (as defined in the final prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Rights Certificate pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”). In no event will the Company be required to net cash settle any Right or issue a fractional share of Class A Common Stock.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Second Amended and Restated Certificate of Incorporation, the Rights shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of American Stock Transfer & Trust Company, the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional shares upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a stockholder of the Company. This Right shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Dated:

CLEAN EARTH ACQUISITIONS CORP.

Name: Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

Name: Title:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN Custodian
ACT -
TEN ENT – as tenants by the entireties	(Cust) (Minor)
under U.S. Uniform Gifts to Minor Act
JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional Abbreviations may also be used though not in the above list.

CLEAN EARTH ACQUISITIONS CORP.

The Company will furnish without charge to each security holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity securities or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Rights Agreement, the Company’s Second Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issuance of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S)) Rights represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint _______________________________________________________________ Attorney to transfer the said rights on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

_______________________________________________________________

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust fund (as defined in the Prospectus).

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